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American
Century
                  American Century Investments
                  Working with Integrity...

CODE OF ETHICS

     Terms that are in BOLD ITALICS in the text are defined in Appendix 1.

I.     PURPOSE OF CODE.
       The Code of Ethics establishes rules that govern personal investment activities of American Century employees, officers and directors, including members of their immediate family.1 The Directors of American
       Century's registered investment companies (our "Fund Clients"2) who are not "interested persons" (the "Independent Directors") are covered under a separate Code applicable only to them.

II.    WHY DO WE HAVE A CODE OF ETHICS?

       A.     INVESTORS HAVE PLACED THEIR TRUST IN AMERICAN CENTURY.
              American Century is entrusted with the money of other people for investment purposes. These investors are our "Clients"; our Fund
              Clients are simply our biggest Client group. We cannot afford to breach this trust. The Code of Ethics is one safeguard, which helps us to ensure that we will not breach our Clients' trust in
              us.

       B.     AMERICAN CENTURY WANTS TO PROTECT ITS CLIENTS.
              We have a duty to place the interests of our Clients first and to avoid even the appearance of a conflict of interest. This is how we earn and keep our Clients' trust. We must conduct ourselves and our personal SECURITIES transactions in a manner that does not create a conflict of interest with our Clients or take unfair advantage of the relationship with them. We will hold ourselves to the highest ethical standards.

       C.     AMERICAN CENTURY WANTS TO GIVE YOU FLEXIBLE INVESTING OPTIONS.
              Management believes that American Century's mutual funds provide a broad range of investment alternatives for any investment
              portfolio. We therefore do not encourage active trading by our employees; we encourage employees to place their investable assets in our mutual funds. We recognize, however, that individual needs differ and that there are other attractive investment
              opportunities. We want to give you and your family flexibility to invest, without jeopardizing relationships with our Clients.

       D.     FEDERAL LAW REQUIRES THAT WE HAVE A CODE OF ETHICS
              The Investment Company Act of 1940 and the Investment Advisers Act
              of 1940 require that we have in place safeguards to prevent behavior and activities that might put our Clients at a
              disadvantage. These safeguards are embodied in this Code of
              Ethics.

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   1 See Appendix 2 for an explanation of the family members and others included within this Code of Ethics.

   2 See Schedule A for a listing of all of our Fund Clients.

III.   DOES THE CODE OF ETHICS APPLY TO YOU?
       Yes! All employees and contract personnel must observe the principles contained in the Code of Ethics. However, there are different categories of restrictions on personal investing activities. The category in which you have been placed generally depends on your job function, although unique circumstances may prompt us to place you in a different category.
       The range of categories is as follows:

       -------------------------------------------------------------------------
       Fewest Restrictions       (arrow pointing to right)     Most Restrictions
       -------------------------------------------------------------------------
       -------------------------------------------------------------------------
       NON-ACCESS PERSON    ACCESS PERSON   INVESTMENT PERSON   PORTFOLIO PERSON
       -------------------------------------------------------------------------

       The standard profile for each of the categories is described below:
       A.     PORTFOLIO PERSONS.
              Portfolio Persons are those employees entrusted with direct responsibility and authority to make investment decisions
              affecting one or more Client portfolios.
       B.     INVESTMENT PERSONS.
              Investment Persons are financial analysts, investment analysts, traders and other employees who provide information or advice to a portfolio management team or who help execute the portfolio management team's decisions.
       C.     ACCESS PERSONS.
              You are an Access Person if your job normally involves any of the following:

              *      the purchase or sale of SECURITIES for Client portfolios;

              *      any function that relates to the making of recommendations with respect to such purchases or sales of SECURITIES for
                     Client portfolios; OR

              *      access to information regarding the purchase or sale of
                     SECURITIES for Client portfolios.

              In addition, you are an Access Person if you are any of the following:

              *      an officer or "interested" director of our Fund Clients; OR

              *      an officer or director of American Century Investment
                     Management, Inc.

       D.     NON-ACCESS PERSONS.
              If you are an officer, director, employee or contractor of any of
              American Century's companies AND you do not fit into any of the above categories, you are a Non-Access Person. However, even if you normally do not receive confidential information about Client portfolios, as an American Century employee, you are still subject to American Century's Code of Business Conduct.

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   3 Rule 17j-1 under the Investment Company Act of 1940 and Rule 204-2 under the Investment Advisers Act of 1940 serve as a basis for much of what is contained in American Century's Code of Ethics.

IV.    RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES.
       As you are aware, federal law prohibits you from investing based on material nonpublic information, which you receive from any source. This includes any confidential information, which may be obtained by
       Portfolio, Investment and Access Persons regarding the advisability of purchasing or selling specific SECURITIES on behalf of Clients. You are expected to abide by the highest ethical and legal standards in conducting your personal SECURITIES transactions. For more information, please consult American Century's INSIDER TRADING POLICY.

       A.     PRECLEARANCE OF PERSONAL SECURITIES TRANSACTIONS
              Before either of the following things happen:

              *      the purchase or sale of a SECURITY for your own account; OR

              *      the purchase or sale of a SECURITY for an account for which you are a BENEFICIAL OWNER

              ...you must follow the following preclearance procedures:

              1.    Is the SECURITY a "Code-Exempt Security"?
                    Check Appendix 3 to see if the SECURITY is listed as a
                    CODE-EXEMPT SECURITY. If it is, then you may execute the
                    transaction. Otherwise, proceed to the next step.

              2.    Preclear the transaction with the Legal Department's
                    Compliance Group.  (If you are the Chief Investment
                    Officer, you must receive your approval from the General
                    Counsel.)

                    There are two ways to do this:

                    a.   Use the "PTRA" routine in the CICS system and enter
                         your request at the Personal Trade System screen. (If
                         you are the Chief Investment Officer, you must receive
                         your approval from the General Counsel.)

                    b.   If you do not have access to "PRTA," e-mail your
                         request to "LG-Personal Security Trades" (or
                         "LG-Personal_Security_Trades@americancentury.com," if
                         sending from outside American Century's Lotus Notes
                         system), and provide the following information:

                     * Issuer name;
                     * Ticker symbol or CUSIP number;
                     * Type of security (stock, bond, note, etc.);
                     * Number of shares;
                     * Maximum expected dollar amount of proposed transaction;
                     AND
                     * Nature of transaction (purchase or sale)

              3.    Use the "PTRB" routine in the CICS system to view the status of your trade requests.

              4.    If you receive PRECLEARANCE for the transaction4:
                    You have five (5) business days to execute your transaction.

       B.     ADDITIONAL RESTRICTIONS
              [INVESTMENT AND PORTFOLIO PERSONS]
              1.    Initial Public Offerings.
                    You cannot acquire SECURITIES issued in an INITIAL PUBLIC
                    OFFERING.

              2.    Private Placements.
                    Before you acquire any SECURITIES in a PRIVATE PLACEMENT,
                    you must obtain approval from American Century's Chief
                    Investment Officer5. For help with this process, first send your request to LG-Personal Security Trades. Once you
                    receive approval, you cannot participate in any subsequent consideration of an investment in that issuer for any of our
                    Clients.

              3.    Short-Term Trading Profits.
                    You cannot profit from any purchase and sale, or sale and
                    purchase, of the same (or equivalent) SECURITIES within
                    sixty (60) calendar days.

       C.     BLACKOUT PERIOD
              [PORTFOLIO PERSONS]
              If you are a Portfolio Person, you may not purchase or sell a
              SECURITY within seven (7) days before and after it has been traded as a part of a Client portfolio that you manage. PLEASE NOTE: NO
              DE MINIMUS EXEMPTION EXISTS FOR THE SEVEN (7) DAY BLACKOUT PERIOD.

V.     REPORTING REQUIREMENTS.

       A.     QUARTERLY REPORT OF SECURITIES TRANSACTIONS
              Each quarter you will be asked to verify purchases and/or sales of any SECURITIES in which you have direct or BENEFICIAL OWNERSHIP interest. (CODE-EXEMPT SECURITIES will generally be excluded.)
              This will come to you in the form of an e-mail message containing the trades about which we have been informed through your broker's duplicate confirmations. If the report contained in the e-mail to you is correct, you need only to indicate so by clicking the appropriate button in the message.
              If the message is incomplete or otherwise incorrect, you must provide the following information about each transaction omitted from the message:

              *      The date of the transaction, the description and number of shares, and the principal amount of each SECURITY involved;

              *      The nature of the transaction, that is, purchase, sale or
                     any other type of acquisition or disposition;

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   4 How does American Century determine whether to approve or deny your preclearance request? See Appendix 4 for a description of the process.

   5 If you are the Chief Investment Officer, you must receive your approval from the General Counsel.

              *      The transaction price; AND

              *      The name of the broker, dealer or bank through whom the
                     transaction was effected.

       B.     DUPLICATE CONFIRMATIONS
              You must instruct your broker-dealer to send duplicate
              confirmations of all transactions in such accounts to:

                                    American Century Companies, Inc.
                                    Attention: Compliance
                                    P.O. Box 410141
                                    Kansas City, MO 64141

              Please note that "your broker-dealer" includes both of the following:

              *      a broker or dealer with whom you have a SECURITIES
                     brokerage account; AND

              *      a broker or dealer who maintains an account for a person
                     whose trades you must report because you are a BENEFICIAL
                     OWNER.

       C.     REPORT OF SECURITIES HOLDINGS AND BROKERAGE ACCOUNTS
              When you first become subject to the Code of Ethics as an Access,
              Investment or Portfolio Person, you must provide us with a list of all SECURITIES subject to this Code for which you are a registered owner or in which you have a BENEFICIAL OWNERSHIP interest and the financial services provider through whom they are held. You will be asked to provide a revised version of this list annually.

VI.    CAN THERE BE ANY EXCEPTIONS TO THE RESTRICTIONS?
       Yes. The General Counsel or his or her designee, upon consultation with your manager, may grant limited exemptions to specific provisions of the
       Code on a case-by-case basis.

       A.     HOW TO REQUEST AN EXEMPTION
              E-mail a written request to "LG-Personal Security Trades" (or
              LG-Personal_Security_Trades@americancentury.com if sending from outside American Century's Lotus Notes system), detailing your situation.

       B.     FACTORS CONSIDERED
              In considering your request, the General Counsel or his or her designee will grant your exemption request if he or she is satisfied that:

              *      your request addresses an undue personal hardship imposed
                     on you by the Code of Ethics;

              *      your situation is not contemplated by the Code of Ethics;
                     and

              *      your exemption, if granted, would be consistent with the
                     achievement of the objectives of the Code of Ethics.

       C.     EXEMPTION REPORTING
              All exemptions granted must be reported to the Boards of Directors of our Fund Clients. The Boards of Directors may choose to delegate the task of receiving and reviewing reports to a
              Committee comprised of Independent Directors.

VII.   CONFIDENTIAL INFORMATION.
       All information about Clients' SECURITIES transactions, actual or contemplated, is confidential. You must not disclose, except as required by the duties of your employment, SECURITIES transactions of Clients, actual or contemplated, or the contents of any written or oral communication, study, report or opinion concerning any SECURITY. This does not apply to information which has already been publicly disclosed.

VIII.  CONFLICTS OF INTEREST.
       You must receive prior written approval from our Clients and/or the
       Independent Directors of our Fund Clients, as appropriate, to do any of the following:

              *      negotiate or enter into any agreement on a Client's behalf with any business concern doing or seeking to do business
                     with the Client if you, or a person related to you, has a
                     substantial interest in the business concern;

              *      enter into an agreement, negotiate or otherwise do business on the Client's behalf with a personal friend or a person
                     related to you; OR

              *      serve on the board of directors of, or act as consultant
                     to, any publicly traded corporation.

IX.    WHAT HAPPENS IF YOU VIOLATE THE RULES IN THE CODE OF ETHICS?
       You may be subject to serious penalties.

       A.     THE PENALTIES WHICH MAY BE IMPOSED INCLUDE:

              *      formal warning;
              *      restriction of trading privileges;
              *      disgorgement of trading profits;
              *      fine; AND/OR
              *      suspension or termination of employment.

       B.     PENALTY FACTORS
              The factors which may be considered when determining the
         appropriate penalty include, but are not limited to:

              *      the harm to Client interests;
              *      the extent of unjust enrichment;
              *      the frequency of occurrence;
              *      the degree to which there is personal benefit from unique
                     knowledge obtained through employment with American
                     Century;
              *      the degree of perception of a conflict of interest;
              *      evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; AND/OR
              *      the level of accurate, honest and timely cooperation from
                     the person subject to the Code.

              If you have any questions about the Code, do not hesitate to ask a member of management or Compliance.

X.     ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE.
       As a condition of your employment, you will be asked to certify annually:

              *      that you have read this Code of Ethics;
              *      that you understand this Code of Ethics; AND
              *      that you have complied with this Code of Ethics.

XI.    AMERICAN CENTURY'S QUARTERLY REPORT TO FUND DIRECTORS.
       American Century management will prepare a quarterly report to the Board of Directors of each Fund Client of any violation of this Code of Ethics requiring significant sanctions.

APPENDIX 1:  DEFINITIONS

1.     "BENEFICIAL OWNERSHIP"
       See "Appendix 2:  What is Beneficial Ownership?".

2.     "CODE-EXEMPT SECURITY"
       A "code-exempt security" is a security in which you may invest without preclearing such transactions with American Century. The list of
       Code-Exempt Securities appears in Appendix 3.

3.     "INITIAL PUBLIC OFFERING"
       "Initial public offering" means an offering of securities for which a registration statement has not previously been filed with the SEC and for which there is no active public market in the shares.

4.     "PRIVATE PLACEMENT"
       "Private placement" means an offering of securities in which the issuer relies on an exemption from the registration provisions of the federal securities laws, and usually involves a limited number of sophisticated investors and a restriction on resale of the securities.

5.     "SECURITY"
       A "security" includes a great number of different investment vehicles.
       However, for purposes of this Code of Ethics, "security" includes any of the following:
       * note,
       * stock,
       * treasury stock,
       * bond,
       * debenture,
       * evidence of indebtedness,
       * certificate of interest or participation in any profit-sharing agreement,
       * collateral-trust certificate,
       * preorganization certificate or subscription,
       * transferable share,
       * investment contract,
       * voting-trust certificate,
       * certificate of deposit for a security,
       * fractional undivided interest in oil, gas or other mineral rights,
       * any put, call, straddle, option, or privilege on any security
         (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof),
       * any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency,
       * in general, any interest or instrument commonly known as a "security,"
         or
       * any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, future on or warrant or right to subscribe to or purchase, any of the foregoing.

APPENDIX 2:  WHAT IS "BENEFICIAL OWNERSHIP"?

1.     ARE SECURITIES HELD BY FAMILY MEMBERS OR DOMESTIC PARTNERS "BENEFICIALLY
       OWNED" BY ME?

       Probably. As a general rule, you are regarded as the beneficial owner of
       SECURITIES held in the name of

       * your spouse or domestic partner;
       * your minor children;
       * a relative who shares your home; OR
       * any other person IF:

              *      You obtain from such SECURITIES benefits substantially
                     similar to those of ownership. For example, if you receive or benefit from some of the income from the SECURITIES held by your spouse, you are the beneficial owner; OR
              *      You can obtain title to the SECURITIES now or in the
                     future.

2.     ARE SECURITIES HELD BY A COMPANY I OWN ALSO "BENEFICIALLY OWNED" BY ME?

       Probably not. Owning the SECURITIES of a company does not mean you
       "beneficially own" the SECURITIES that the company itself owns. However, you will be deemed to "beneficially own" these SECURITIES if:
       * The company is merely a medium through which you (by yourself or with others) in a small group invest or trade in SECURITIES; AND
       * The company has no other substantial business.

       In such cases, you and those who are in a position to control the company will be deemed to "beneficially own" the SECURITIES owned by the company.

3.     ARE SECURITIES HELD IN TRUST "BENEFICIALLY OWNED" BY ME?

       Maybe. You are deemed to "beneficially own" SECURITIES held in trust if any of the following is true:

       * You are a trustee and either you or members of your immediate family have a vested interest in the income or corpus of the trust;
       * You have a vested beneficial interest in the trust; OR
       * You are settlor of the trust and you have the power to revoke the trust without obtaining the consent of all the beneficiaries.

       As used in this section, the "immediate family" of a trustee means:

       * A son or daughter of the trustee, or a descendent of either;
       * A stepson or stepdaughter of the trustee;
       * The father or mother of the trustee, or an ancestor of either;
       * A stepfather or stepmother of the trustee; AND
       * A spouse or domestic partner of the trustee.

       For the purpose of determining whether any of the foregoing relationships exists, a legally adopted child of a person is considered a child of such person.

4.     ARE SECURITIES IN PENSION OR RETIREMENT PLANS "BENEFICIALLY OWNED" BY ME?
       Probably not. Beneficial ownership does not include indirect interest by any person in portfolio SECURITIES held by a pension or retirement plan holding SECURITIES of an issuer whose employees generally are the beneficiaries of the plan.

       However, your participation in a pension or retirement plan is considered beneficial ownership of the portfolio SECURITIES if you can withdraw and trade the SECURITIES without withdrawing from the plan.

5.     EXAMPLES OF BENEFICIAL OWNERSHIP
       SECURITIES HELD BY FAMILY MEMBERS OR DOMESTIC PARTNERS
       Example 1: Tom and Mary are married. Although Mary has an independent source of income from a family inheritance and segregates her funds from those of her husband, Mary contributes to the maintenance of the family home. Tom and Mary have engaged in joint estate planning and have the same financial adviser. Since Tom and Mary's resources are clearly significantly directed towards their common property, they shall be deemed to be the beneficial owners of each other's SECURITIES.

       Example 2: Mike's adult son David lives in Mike's home. David is self-supporting and contributes to household expenses. Mike is a beneficial owner of David's SECURITIES.

       Example 3: Joe's mother Margaret lives alone and is financially independent. Joe has power of attorney over his mother's estate, pays all her bills and manages her investment affairs. Joe borrows freely from
       Margaret without being required to pay back funds with interest, if at all. Joe takes out personal loans from Margaret's bank in Margaret's name, the interest from such loans being paid from Margaret's account.
       Joe is a significant heir of Margaret's estate. Joe is a beneficial owner of Margaret's estate.

       Example 4: Bob and Nancy are engaged. The house they share is still in
       Nancy's name only. They have separate checking accounts with an informal understanding that both individuals contribute to the mortgage payments and other common expenses. Although Nancy is the only one employed by
       American Century, Bob is a beneficial owner and subject to the Code of
       Ethics.

       SECURITIES HELD BY A COMPANY
       Example 5: ABC is a holding company with five shareholders owning equal shares in the company. Although ABC Company does no business on its own, it has several wholly-owned subsidiaries which invest in SECURITIES. Stan is a shareholder of ABC Company. Stan has a beneficial interest in the
       SECURITIES owned by ABC Company's subsidiaries.

       SECURITIES HELD IN TRUST
       Example 6: John is trustee of a trust created for his two minor children.
       When both of John's children reach 21, each shall receive an equal share of the corpus of the trust. John is a beneficial owner of the trust.

       Example 7: Jane is trustee of an irrevocable trust for her daughter. Jane is a director of the issuer of the equity SECURITIES held by the trust.
       The daughter is entitled to the income of the trust until she is 25 years old, and is then entitled to the corpus. If the daughter dies before reaching 25, Jane is entitled to the corpus. Jane is a beneficial owner of the trust.

APPENDIX 3:  CODE-EXEMPT SECURITIES
Because they do not pose a possibility for abuse, some SECURITIES are exempt from American Century's Code of Ethics. In general, Code-Exempt Securities do no require preclearance or reporting. However, they are included for annual disclosure reporting purposes and require confirmations from your service providers. The following is the current list of "Code-Exempt Securities":

*        Mutual funds (open-end funds)

*        Closed-end funds

*        Bank Certificates of Deposit

*        U.S. government securities (such as Treasury notes, etc.)

*        Securities which are acquired through an employer-sponsored automatic payroll deduction plan (only the acquisition of the security is exempt, NOT the sale)

*        Securities purchased through dividend reinvestment programs (only the acquisition of the security is exempt, NOT the sale)

*        Commercial paper

*        Bankers acceptances

*        Futures contracts (and option contracts) on the following:

         *Standard & Poor's 500 Index; or
         *Standard & Poor's 100 Index

*        High quality short-term debt instruments, including repurchase agreements. A "high quality short-term debt instrument" means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized rating organization; AND

*        NASDAQ 100 Shares (Ticker QQQ).

We may modify this list of securities at any time, please send an e-mail to
"LG-Personal Security Trades" to request the most current list.

APPENDIX 4:  HOW DOES THE PRECLEARANCE PROCESS WORK?
After your request is entered into our mainframe system, it is then subjected to the following tests.

STEP 1:  DE MINIMIS TRANSACTION TEST
*        Is the security issuer's market capitalization greater than $1 billion?
*        Will your proposed transaction, together with your other transactions in the security for the current calendar quarter, be less than $10,000?
*        Does the security trade on a national securities exchange or market, such as the New York Stock Exchange (NYSE) or National Association of
     Securities Dealers Automated Quotation System (NASDAQ)?

If the answer to ALL of these questions is "YES", the system will generate a message and send it to you approving your proposed transaction.

If the answer to ANY of these questions is "NO", then your request is subject to
Step 2.

STEP 2:  OPEN ORDER TEST
*        Is there an open order for that security for any Client?

If "YES", the system will send a message to you to DENY the personal trade request.

If "NO", then your request is subject to Step 3.

STEP 3:  FOLLOW LIST TEST
*        Does any account or Fund own the security?
*        Does the security appear on the computerized list of stocks American
     Century is considering to purchase for a Client?

If the answer to BOTH of these questions is "NO", the system will send a message to you to APPROVE your proposed transaction.

If the answer to EITHER of these questions is "YES", then your request is subject to Step 4.

STEP 4:  PRESENT INTENTIONS TEST
The system sends a message to our trading desk in Kansas City which identifies the security described in your preclearance request. A trading desk representative then contacts a representative from each of the portfolio management teams asks if any portfolio manager is considering buying or selling the security within the next five (5) business days.

If ALL of the portfolio management teams respond "NO", your request will be
APPROVED (unless you are a Portfolio Person, see Step 5).

If ANY of the portfolio management teams respond "YES", your request will be
DENIED.

STEP 5:  PORTFOLIO PERSONS ONLY
The General Counsel or his/her designee must approve your request before an
APPROVAL or a DENIAL message is sent to you.

THE PRECLEARANCE PROCESS CAN BE CHANGED AT ANY TIME TO ENSURE THAT THE GOALS OF
AMERICAN CENTURY'S CODE OF ETHICS ARE ADVANCED.

SCHEDULE A

INVESTMENT MANAGER:
AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

THE FUND CLIENTS:
AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

AMERICAN CENTURY GOVERNMENT INCOME TRUST

AMERICAN CENTURY INTERNATIONAL BOND FUNDS

AMERICAN CENTURY INVESTMENT TRUST

AMERICAN CENTURY MUNICIPAL TRUST

AMERICAN CENTURY MUTUAL FUNDS, INC.

AMERICAN CENTURY PREMIUM RESERVES, INC.

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS

AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.

AMERICAN CENTURY TARGET MATURITIES TRUST

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.